Filed Pursuant to Rule 424(b)(5)
Registration No. 333-288774
PROSPECTUS SUPPLEMENT
Up to $15,000,000 of Shares
Common Stock
We have entered into a Sales Agreement, dated August 8, 2024, as amended by Amendment No. 1 thereto dated July 18, 2025 (as amended, the “Sales Agreement”), with Roth Capital Partners, LLC (the “Sales Agent”) relating to shares of our common stock, par value $0.0001 per share (“Common Stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $15,000,000 from time to time through or to the Sales Agent, acting as our agent or principal.
We previously filed a prospectus supplement, dated August 8, 2024 (the “Prior Prospectus”) for the offer and sale of shares of our Common Stock having an aggregate offering price of up to $15,000,000 from time to time through or to the Sales Agent pursuant to the Sales Agreement under the shelf registration statement on Form S-3 (File No. 333-267273), and we have not sold any shares of our Common Stock pursuant to the Sales Agreement or the Prior Prospectus. All of the shares of our Common Stock available to be sold under the Sales Agreement as of the date of this prospectus supplement will no longer be offered or sold under the Prior Prospectus. Instead, the $15,000,000 of shares of our Common Stock available to be sold under the Sales Agreement will be offered and sold under this prospectus supplement. Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “PLBY.” On July 17, 2025, the last reported sale price of our Common Stock on Nasdaq was $1.83 per share.
Sales of our Common Stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and the Sales Agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agent will be entitled to compensation at a fixed commission rate of 3.00% of the gross proceeds from such sales under the Sales Agreement. In connection with the sale of our Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” for additional information regarding the compensation to be paid to the Sales Agent.
INVESTING IN OUR COMMON STOCK INVOLVES RISKS. BEFORE MAKING AN INVESTMENT DECISION, PLEASE CAREFULLY READ THE INFORMATION IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND PART IA, “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON MARCH 13, 2025 AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2025, FILED WITH THE SEC ON MAY 15, 2025, EACH OF WHICH IS INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners
The date of this prospectus supplement is August 1, 2025

TABLE OF CONTENTS
Prospectus Supplement
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. Neither we nor the Sales Agent are making an offer to sell shares of Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. The second part is this prospectus supplement, which describes the specific terms of this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information.
We have not, and the Sales Agent has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the Sales Agent does not, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Unless the context indicates otherwise, references in this prospectus supplement to the “Company”, “PLBY”, “we”, “us”, “our” and similar terms refer to Playboy, Inc. and its consolidated subsidiaries, including Playboy Enterprises, Inc. On June 25, 2025, the Company changed its name from PLBY Group, Inc. to Playboy, Inc.
The distribution of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” and the offering of the shares of our Common Stock may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any authorized “free writing prospectus,” you should find out about and observe these restrictions. This prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” are not an offer to sell the shares and are not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

SUMMARY OF THE PROSPECTUS SUPPLEMENT
This summary highlights selected information appearing elsewhere in this prospectus supplement. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus supplement or incorporated by reference into this prospectus supplement or the accompanying prospectus, and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.
Company Overview
We are a pleasure and leisure company. We provide consumers around the world with products, content and experiences that help them lead happier, healthier and more fulfilling lives. Our flagship consumer brand, Playboy, is one of the most recognizable brands in the world, with Playboy-branded products and content available in approximately 180 countries. We also own and operate the brand Honey Birdette, which specializes in luxury lingerie that it sells online and at physical stores in Australia, the United States and the United Kingdom.
Our mission—to create a culture where all people can pursue pleasure—builds upon over seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. We seek to build the leading pleasure and leisure lifestyle platform for all people around the world.
Our Strategy
We aim to build the leading pleasure and leisure lifestyle platform for all people around the world. In 2021 and 2022, we expanded our licensing categories and developed our digital capabilities, including launching our creator platform, which has become the Playboy Club. In 2023, we began pursuing a commercial strategy that relies on a more capital-light model focused on revenue streams with higher margin, lower working capital requirements and higher growth potential. In 2024, we entered into a licensing agreement with Byborg to operate our digital business, including the Playboy Club, which will further improve our margins and lower our working capital requirements.
For Playboy, we are now focused on expanding our licensing business into new geographies and categories by partnering with best-in-class operators and supporting them with brand marketing in the form of content, experiences and editorial works. Given our historical focus on North America and China, largely in the apparel and accessories categories, we believe there is significant white space to grow the business in unexploited product categories and geographies.
For our Honey Birdette business, in 2024, we were focused on reducing inventory levels and days on sale and improving the profitability of the business. As a part of that focus, we closed seven underperforming stores in Australia and reduced days on sale by 30%. In 2025, we are focusing on the U.S. market. The U.S. customer is less price sensitive and represents a bigger growth market for the brand with better economics. For example, the average store in the U.S. generates more than twice the amount of revenue and double the EBITDA margin of an average store in Australia. In addition, the average transaction value for online customers in the U.S. is two times higher than that in Australia. We believe there is significant growth potential for Honey Birdette based on the changes implemented last year and our current consumer trends.
Our Team
We seek to recruit, retain, and incentivize highly talented existing and future employees. We believe that creating a respectful and inclusive environment where team members can be themselves and be supported is critical to attracting, developing and retaining talent. A set of fundamental values guides our thinking and actions both inside the Company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goals of holding ourselves accountable, preserving what is special about Playboy, and inspiring and guiding ourselves to move forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.

Intellectual Property
We own various trademarks, copyrights and software comprising our intellectual property holdings, including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN” logo and the “Honey Birdette” name.
We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.
Corporate Information
On June 25, 2025, the Company changed its name from PLBY Group, Inc. to Playboy, Inc. Our principal executive office is located at 10960 Wilshire Blvd, Suite 2200, Los Angeles, California 90024 and our telephone number is (310) 424-1800. We maintain a website at investors.playboy.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus supplement or any accompanying prospectus supplement, and you should not consider it a part of this prospectus supplement or any accompanying prospectus supplement.

RISK FACTORS
Investing in our Common Stock involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to this prospectus supplement, which risk factors are incorporated by reference in this prospectus supplement, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement or under any similar heading in the accompanying prospectus or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in the accompanying prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus supplement or the accompanying prospectus before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our Common Stock could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to This Offering and Our Common Stock
If you purchase our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The offering price per share in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 8,426,966 shares of our Common Stock are sold at a price of $1.78 per share, the last reported sale price of our Common Stock on Nasdaq on July 16, 2025, for aggregate gross proceeds of $15,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $3.45 per share, representing the difference between our as adjusted net tangible book value per share, after giving effect to this offering at the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment.
As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of Common Stock or securities convertible into or exchangeable for Common Stock. Future issuances of Common Stock or Common Stock-related securities, together with the exercise of outstanding options and warrants and the vesting and settlement of outstanding RSUs, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess how the net proceeds are being used appropriately. Our management might not apply the net proceeds in ways with which you agree or in ways that ultimately increase the value of your investment, and there are no assurances that application of the net proceeds will have a positive impact on our expected results or stock price. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities or other similar investments or cash equivalents with insignificant rates of return. These investments may not yield a favorable return to our stockholders.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set in the placement notice. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.
If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist the Common Stock, which could limit your ability to make transactions in our Common Stock and the price of our Common Stock and our ability to access the capital markets could be negatively impacted.
Our Common Stock is currently listed on Nasdaq under the symbol “PLBY.” In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. On November 3, 2023, we received a letter (a “Nasdaq Staff Deficiency Letter”) from Nasdaq indicating that, for the prior thirty consecutive business days, the bid price for the Common Stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”). We then regained compliance with such rule as of January 9, 2024. On June 27, 2024, we again received a Nasdaq Staff Deficiency Letter relating to the Minimum Bid Price Rule, and Nasdaq confirmed we regained compliance with such rule on December 3, 2024.
On February 11, 2025, we notified Nasdaq of our temporary noncompliance with the continued listing requirements as set forth in Nasdaq Listing Rule 5605(b) regarding the composition of the Board, because there was not a majority of independent directors on the Board as of that date. On February 14, 2025, we received a Nasdaq Staff Deficiency Letter notifying us that we were not in compliance with Nasdaq Listing Rule 5605. We will rely on the cure period set forth in Nasdaq Listing Rule 5605(b)(1)(A) with respect to the composition of our Board, which cure period is expected to expire as of August 11, 2025. We and Byborg are in the process of identifying a new independent director to appoint to the Board to fill the vacancy created by the expansion of the Board from five to seven directors and the appointment of György Gattyán to the Board. We anticipate appointing such additional independent director within the cure period under the Nasdaq rules listed above.
The suspension or delisting of our Common Stock, or the commencement of delisting proceedings, could, among other things, materially impair your ability to buy and sell shares of our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock.
There can be no assurances that we will be able to continue to comply with applicable listing standards. If we are unable to maintain compliance with Nasdaq’s listing requirements, the Common Stock could be delisted from Nasdaq. If Nasdaq delists our Common Stock, we could face significant material adverse consequences, including:
•a limited availability of market quotations for our Common Stock;

•loss of eligibility to use or rely on our existing and/or any new registration statements on Form S-3;
•a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;
•a limited amount of news and analyst coverage for our company;
•a decreased ability to issue additional securities or obtain additional financing in the future;
•and potential breaches under or terminations of our agreements with current or prospective large
•stockholders, strategic investors and banks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains statements that are forward-looking and as such are not historical facts. These statements are based on the expectations and beliefs of the management of the Company in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include all statements other than historical fact, including statements about our future performance and opportunities; benefits of acquisitions and corporate transactions; statements of the plans, strategies and objectives of management for future operations; and statements regarding future economic conditions or performance. When used in this prospectus supplement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, and include the assumptions that underlie such statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies and/or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.
The forward-looking statements contained in this prospectus supplement are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of Common Stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s Annual Report on Form 10-K, including those under “Item 1A: Risk Factors” therein, in the Company’s Quarterly Report on Form 10-Q, including those under “Item 1A: Risk Factors” therein, and in the Company’s other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements.
Forward-looking statements are included in this prospectus supplement only as of the date of this prospectus supplement or any earlier date specified for such statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable law. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

THE OFFERING

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $15,000,000.

Common Stock to be outstanding after this offering(1)
Up to 102,361,535, assuming sales at a price of $1.78 per share, which was the closing price on the Nasdaq on July 16, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to the Sales Agent. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds
Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, the repayment of debt and/or future acquisitions. See “Use of Proceeds.”

Risk Factors
Investing in our Common Stock involves a high degree of risk. See the information contained under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the accompanying prospectus and in the other documents that are incorporated by reference herein and therein, including specifically under “Item 1A: Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Nasdaq symbol	“PLBY”
For additional information concerning our Common Stock, see “Securities We May Offer— Description of Capital Stock” in the accompanying prospectus.
(1) The number of shares of our Common Stock to be outstanding immediately after this offering is based on 93,934,569 shares of our Common Stock outstanding as of March 31, 2025, and excludes:
•1,997,466 shares of Common Stock issuable upon exercise of stock options outstanding under our Amended and Restated 2021 Equity and Incentive Compensation Plan (“2021 Plan”) and our 2018 Equity Incentive Plan (“2018 Plan”, and with the 2021 Plan, our “Equity Plans”);
•3,051,366 shares of Common Stock issuable upon the vesting of outstanding restricted stock units under our Equity Plans;
•139,388 shares of Common Stock issuable in respect of vested equity awards not yet settled under our Equity Plans;
•169,021 shares of Common Stock issuable upon the vesting of outstanding performance-based restricted stock units under our Equity Plans;
•up to 249,116 shares of Common Stock which may be issuable as post-closing consideration with respect to a prior acquisition; and
•any shares available under our Equity Plans for future equity grants which have not yet been awarded.

USE OF PROCEEDS
We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $15,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our Sales Agreement with the Sales Agent.
We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include, among other things, the repayment of debt and/or future acquisitions. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion in applying the net proceeds from this offering.

DILUTION
If you invest in our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock after this offering.
Our net tangible book value as of March 31, 2025, was approximately $(184.9) million, or $(1.97) per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets, less our total liabilities and our noncontrolling interest. Net tangible book value per share is our net tangible book value divided by the number of shares of Common Stock outstanding as of March 31, 2025.
As adjusted net tangible book value is our net tangible book value, plus the effect of the sale of shares of our Common Stock in this offering at an assumed public offering price of $1.78 per share, the last reported sale price of our Common Stock on the Nasdaq on July 16, 2025, after deducting the estimated offering commissions and estimated offering expenses payable by us. This amount represents an immediate increase in the as adjusted net tangible book value of $0.30 per share to our existing stockholders, and an immediate dilution of $3.45 per share to new investors participating in this offering.
The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$1.78
Historical net tangible book value per share as of March 31, 2025	$(1.97)
Increase in as adjusted net tangible book value per share attributable to new investors participating in this offering	$0.30
As adjusted net tangible book value per share after giving effect to this offering	$(1.67)
As adjusted dilution per share to investors participating in this offering	$3.45
The number of shares of our Common Stock to be outstanding immediately after this offering is based on 93,934,569 shares of our Common Stock outstanding as of March 31, 2025, and excludes:
•1,997,466 shares of Common Stock issuable upon exercise of stock options outstanding under our Equity Plans;
•3,051,366 shares of Common Stock issuable upon the vesting of outstanding restricted stock units under our Equity Plans;
•139,388 shares of Common Stock issuable in respect of vested equity awards not yet settled under our Equity Plans;
•169,021 shares of Common Stock issuable upon the vesting of outstanding performance-based restricted stock units under our Equity Plans;
•up to 249,116 shares of Common Stock which may be issuable as post-closing consideration with respect to a prior acquisition; and
•any shares available under our Equity Plans for future equity grants which have not yet been awarded.
The foregoing table does not give effect to the exercise of any outstanding options. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue shares of Common Stock in connection with raising additional capital, there may be further dilution to new investors.

PLAN OF DISTRIBUTION
On August 8, 2024, we entered into the Sales Agreement with the Sales Agent under which we may issue and sell Common Stock from time to time in an amount up to $15,000,000 through or to the Sales Agent, acting as sales agent or principal. On July 18, 2025, we entered into Amendment No. 1 to the Sales Agreement with the Sales Agent. Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time that we wish to issue and sell our Common Stock under the Sales Agreement, we will provide the Sales Agent with a placement notice describing the amount of Common Stock to be sold, the time period during which sales are requested to be made, any limitation on the amount of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the Sales Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq, to sell our Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or the Sales Agent may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.
Settlement for sales of Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.
We will pay the Sales Agent commissions for its services in acting as our sales agent in the sale of our Common Stock pursuant to the Sales Agreement. The Sales Agent will be entitled to compensation at a fixed commission rate of 3.00% of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the Sales Agreement. We have agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 in connection with entering into the Sales Agreement and for the Sales Agent’s reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $7,500. We have also agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $15,000 in connection with entering into Amendment No. 1 to the Sales Agreement.
We estimate that the total expenses for this offering, excluding compensation payable to the Sales Agent and certain expenses reimbursable to the Sales Agent under the terms of the Sales Agreement, will be approximately $100,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.
Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and shares of our Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.
In connection with the sale of our Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agent will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, the Sales Agent will not engage in any transactions that stabilize our Common Stock.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our Common Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to the Sales Agent. The Sales Agent may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the Current Report on Form 8-K filed by us on August 8, 2024 and a copy of Amendment No. 1 is filed as an exhibit to the the registration statement of which the prospectus forms a part, and each is incorporated by reference in this prospectus supplement and in the registration statement of which this prospectus supplement forms a part.
The Sales Agent and/or its affiliates may in the future provide various investment banking and other financial services for us, for which services they may in the future receive customary fees.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at investors.playboy.com. Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.
We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
•Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025;
•Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 4, 2020 (File No. 001-39312), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Common Stock included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2024; and
•Current Reports on Form 8-K, filed with the SEC on January 16, 2025, January 31, 2025, February 14, 2025, March 20, 2025, April 17, 2025, June 6, 2025, June 16, 2025, and June 25, 2025.
We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement) shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.
The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC and incorporate by reference in this prospectus supplement will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (310) 424-1800, or by sending a written request to Playboy, Inc., 10960 Wilshire Blvd., Suite 2200, Los Angeles, CA 90024, Attention: Secretary.
You should rely only on the information incorporated by reference or provided in this prospectus supplement or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

LEGAL MATTERS
Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Olshan Frome Wolosky LLP. The Sales Agent is being represented in connection with this offering by Duane Morris LLP.

EXPERTS
The consolidated financial statements and schedule of Playboy, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
$250,000,000
Common Stock
Preferred Stock
Depositary Securities
Debt Securities
Warrants
Rights
and
Units
We may offer, issue and sell, together or separately:
•shares of our common stock, par value $0.0001 per share (“Common Stock”);
•shares of our preferred stock, which may be issued in one or more series;
•depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;
•debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;
•warrants to purchase shares of our Common Stock, shares of our preferred stock or our debt securities;
•rights; and
•units.
We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND ITEM 1A, “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON MARCH 13, 2025, AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2025, FILED WITH THE SEC ON MAY 15, 2025, EACH OF WHICH IS INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE DECIDING TO INVEST IN OUR SECURITIES.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling security holders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our Common Stock is listed on the Nasdaq Global Market (the “Nasdaq”) under the trading symbol “PLBY.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 1, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $250,000,000.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement, free-writing prospectus or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement, free-writing prospectus or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Playboy,” “we,” “us,” “our” and similar terms refer to Playboy, Inc. and its consolidated subsidiaries, including Playboy Enterprises, Inc. On June 25, 2025, the Company changed its name from PLBY Group, Inc. to Playboy, Inc. In addition, in this prospectus “RT-ICON” means RT-ICON Holdings LLC, a Delaware limited liability company, together with its affiliates and its and their successors and assigns (other than the Company and its subsidiaries).

RISK FACTORS
Investing in our Common Stock involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our Common Stock could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are forward-looking and as such are not historical facts. These statements are based on the expectations and beliefs of the management of the Company in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include all statements other than historical fact, including statements about our future performance and opportunities; benefits of acquisitions and corporate transactions; statements of the plans, strategies and objectives of management for future operations; and statements regarding future economic conditions or performance. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, and include the assumptions that underlie such statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies and/or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of Common Stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s Annual Report on Form 10-K, including those under “Item 1A: Risk Factors” therein, in the Company’s Quarterly Report on Form 10-Q, including those under “Item 1A: Risk Factors” therein, and in the Company’s other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements.
Forward-looking statements are included in this prospectus only as of the date of this prospectus or any earlier date specified for such statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable law. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.
Company Overview
We are a pleasure and leisure company. We provide consumers around the world with products, content and experiences that help them lead happier, healthier and more fulfilling lives. Our flagship consumer brand, Playboy, is one of the most recognizable brands in the world, with Playboy-branded products and content available in approximately 180 countries. We also own and operate the brand Honey Birdette, which specializes in luxury lingerie that it sells online and at physical stores in Australia, the United States and the United Kingdom.
Our mission—to create a culture where all people can pursue pleasure—builds upon over seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. We seek to build the leading pleasure and leisure lifestyle platform for all people around the world.
Our Strategy
We aim to build the leading pleasure and leisure lifestyle platform for all people around the world. In 2021 and 2022, we expanded our licensing categories and developed our digital capabilities, including launching our creator platform, which has become the Playboy Club. In 2023, we began pursuing a commercial strategy that relies on a more capital-light model focused on revenue streams with higher margin, lower working capital requirements and higher growth potential. In 2024, we entered into a licensing agreement with Byborg Enterprises SA (“Byborg”) to operate our digital business, including the Playboy Club, which will further improve our margins and lower our working capital requirements.
For Playboy, we are now focused on expanding our licensing business into new geographies and categories by partnering with best-in-class operators and supporting them with brand marketing in the form of content, experiences and editorial works. Given our historical focus on North America and China, largely in the apparel and accessories categories, we believe there is significant white space to grow the business in unexploited product categories and geographies.
For our Honey Birdette business, in 2024, we were focused on reducing inventory levels and days on sale and improving the profitability of the business. As a part of that focus, we closed seven underperforming stores in Australia and reduced days on sale by 30%. In 2025, we are focusing on the U.S. market. The U.S. customer is less price sensitive and represents a bigger growth market for the brand with better economics. For example, the average store in the U.S. generates more than twice the amount of revenue and double the EBITDA margin of an average store in Australia. In addition, the average transaction value for online customers in the U.S. is two times higher than that in Australia. We believe there is significant growth potential for Honey Birdette based on the changes implemented last year and our current consumer trends.
Our Team
We seek to recruit, retain, and incentivize highly talented existing and future employees. We believe that creating a respectful and inclusive environment where team members can be themselves and be supported is critical to attracting, developing and retaining talent. A set of fundamental values guides our thinking and actions both inside the Company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goals of holding ourselves accountable, preserving what is special about Playboy, and inspiring and guiding ourselves to move forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.

Intellectual Property
We own various trademarks, copyrights and software comprising our intellectual property holdings, including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN” logo and the “Honey Birdette” name.
We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.
Corporate Information
On June 25, 2025, the Company changed its name from PLBY Group, Inc. to Playboy, Inc. Our principal executive office is located at 10960 Wilshire Blvd, Suite 2200, Los Angeles, California 90024 and our telephone number is (310) 424-1800. We maintain a website at investors.playboy.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will that we offer be described in the applicable prospectus supplement and/or any related free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our Common Stock is not intended to be a complete summary of the rights and preferences of such Common Stock and is qualified by reference to our Second Amended and Restated Certificate of Incorporation, as amended to date (for purposes of this section, the “Certificate of Incorporation”), our Second Amended and Restated Bylaws, as amended to date (for purposes of this section, the “Bylaws”) and each of the agreements containing registration rights (the “Registration Rights Agreements”). We urge you to read each of the Certificate of Incorporation, the Bylaws, the Registration Rights Agreements in their entirety for a complete description of the rights and preferences of our Common Stock.
Authorized Capital Stock
Our Certificate of Incorporation authorizes the issuance of 405,000,000 shares, consisting of 400,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
Common Stock
Ranking
The voting, dividend and liquidation rights of the holders of our Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the board of directors of the Company (the “Board”) upon any issuance of the Preferred Stock of any series.
Voting
Except as otherwise required by law or our Certificate of Incorporation, each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or our Certificate of Incorporation (including any Preferred Stock Designation), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of our Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any Preferred Stock Designation) or the Delaware General Corporation Law (the “DGCL”).
Dividends
Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.
Liquidation, Dissolution and Winding Up
Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in Section B(4) of our Certificate of Incorporation, shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

No Preemptive, Conversion or Redemption Rights
The holders of shares of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to our Common Stock under the Company’s existing Certificate of Incorporation or its Bylaws.
Preferred Stock
Issuance of Preferred Stock
Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
•the designation of the series, which may be by distinguishing number, letter or title;
•the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
•the amounts or rates at which dividends will be payable on, and the preferences, if any, of, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
•the dates on which dividends, if any, shall be payable;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
•the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;
•whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
•restrictions on the issuance of shares of the same series or any other class or series;
•the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
•any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the Preferred Stock Designation for such Preferred Stock.

Without limiting the generality of the foregoing, the Preferred Stock Designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
On November 13, 2024, the Company issued 28,000.00001 shares of Series B Convertible Preferred Stock to certain investors party to an Exchange Agreement with the Company, as described in the Company’s Registration Statement on Form S-3 (File No. 333-284632), in the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2024 and the Certificate of Designation of the Series B Convertible Preferred Stock (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with SEC on November 14, 2024), each of which is incorporated by reference into this prospectus. On January 29, 2025, the Company completed the conversion of 7,000 shares of Series B Convertible Preferred Stock then-held by such investors into 3,784,688 shares of Common Stock at a conversion price of $1.84956 per share. As of January 31, 2025, 21,000.00001 shares of Series B Convertible Preferred Stock were issued and outstanding.
Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws
The Company has expressly opted out of Section 203 of the DGCL. However, our Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Company’s voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company’s Board because the Company’s stockholder approval requirement would be avoided if the Company’s Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our Certificate of Incorporation provides that RT-ICON and its affiliates, any of its respective direct or indirect transferees of at least 15% of the outstanding shares of the Company’s Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision.

In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. The Company’s Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director in certain circumstances.
Authorized shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of proxy contest, tender offer, merger or otherwise.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.
Our Bylaws also provide that unless otherwise restricted by our Certificate of Incorporation or our Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.
In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment to the Certificate of Incorporation and Bylaws
Our Certificate of Incorporation provides that so long as RT-ICON and its affiliates own, in the aggregate, at least 50% in voting power of our Common Stock, any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation requires an affirmative vote of a majority of the then- outstanding shares of Common Stock entitled to vote thereon. At any time when RT-ICON and its affiliates beneficially own, in the aggregate, less than 50% of our outstanding Common Stock, our Certificate of Incorporation requires the affirmative vote by the holders of at least 66 2/3% of our outstanding Common Stock for any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation; provided that, irrespective of RT-ICON ownership, the affirmative vote of holders of at least 66 2/3% of our outstanding Common Stock is required to amend certain provisions of our Certificate of Incorporation, including those provisions changing the size of the Board, the removal of certain directors, the availability of action by majority written consent of the stockholders or the restriction on business combinations with interest stockholders, among others.

The provisions of the DGCL, our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Subject to the provisions in the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in Certificate of Incorporation.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Further, our Certificate of Incorporation and our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.
Registration Rights
Pursuant to a Registration Rights Agreement, dated November 13, 2024 (the “2024 Registration Rights Agreement”), among the Company and certain holders of Series B Convertible Preferred Stock, the Company was obligated to file a registration statement with the SEC covering the resale of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock, together with shares of Common Stock held by certain holders of the Series B Convertible Preferred Stock, and to ensure such registration statement was declared effective. Pursuant to the 2024 Registration Rights Agreement, certain holders of the Series B Convertible Preferred Stock are also entitled to certain demand and piggyback registration rights.
Certain other stockholders or their permitted transferees are entitled to rights with respect to the registration of certain shares of Common Stock held by them under the Securities Act. These rights are provided under the terms of registration rights agreements between us and such stockholders (the “Other Registration Rights Agreements”) and include demand registration rights and piggyback registration rights. The Other Registration Rights Agreements also provide that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.
Listing of Common Stock
Our Common Stock is listed on the Nasdaq Global Market under the symbol “PLBY.”

DESCRIPTION OF DEPOSITARY SECURITIES
We may offer depositary receipts representing fractional shares of our Preferred Stock, rather than full shares of Preferred Stock. The shares of Preferred Stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the Preferred Stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of Preferred Stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of Preferred Stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the Preferred Stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the Preferred Stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the Bank Depositary as to how to vote the Preferred Stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of depositary shares representing such Preferred Stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by those depositary shares. Partial shares of Preferred Stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn Preferred Stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of indenture which we have filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture, and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement and/or any free writing prospectus. The applicable prospectus supplement and/or any free writing prospectus may add to, update or change the terms of such debt securities from those described below.
The debt securities sold under this prospectus will be direct obligations of the Company, unless otherwise stated in a prospectus supplement. Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in a prospectus supplement. Our debt securities will be issued under an indenture between us and a trustee. The indenture will be subject to and governed by the Trust Indenture Act. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete.
General
We may issue debt securities that are “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be direct obligations of the Company and will be equal in priority with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that may be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may be equal in priority with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” debt securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated debt securities. These would be “junior subordinated” debt securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures or officer’s certificates. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional debt securities of that series.
We anticipate that the indenture will provide that we may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement and/or any free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
•the title and series designation and whether they are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;
•the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;
•the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;
•the stated maturity date;
•any fixed or variable interest rate or rates per annum;

•whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;
•the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;
•the date from which interest may accrue and any interest payment dates and any related record dates;
•any sinking fund requirements;
•any provisions for redemption or repurchase, including the redemption or repurchase price;
•whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;
•whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;
•the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;
•whether we will issue the debt securities in certificated or book-entry form;
•whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;
•whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global debt security may be exchanged, in whole or in part, for the individual debt securities represented by the global debt security;
•any addition or change to the provisions relating to the legal defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;
•whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;
•the guarantee provisions, if any, relating to the debt securities;
•the subordination provisions, if any, relating to the debt securities;
•any restriction or condition on the transferability of debt securities;
•any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;
•any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;
•provisions, if any, granting special rights to holders upon the occurrence of specified events;
•any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture; and

•any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any applicable prospectus supplement and/or free writing prospectus, with respect to such series).
We will describe in the applicable prospectus supplement and/or free writing prospectus any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.
We may issue debt securities at less than the principal amount payable at maturity. We refer to these debt securities as “original issue discount” debt securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount debt securities.
Except as may be described in any prospectus supplement and/or free writing prospectus, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us. You should review carefully the applicable prospectus supplement and/or free writing prospectus for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations and Interest
Unless otherwise described in the applicable prospectus supplement and/or free writing prospectus, we will issue debt securities of any series that are registered debt securities in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.
Unless otherwise specified in the applicable prospectus supplement and/or free writing prospectus, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global debt securities, in accordance with the procedures of the depositary for such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
SEC Reports
The indenture provides that we agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Such information, documents and other reports shall be deemed filed with the trustee at the time such information, documents and other reports are publicly filed with the SEC.
Merger, Consolidation or Sale of Assets
The indenture provides that we shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our property in any one transaction or series of related transactions unless:
(1)The Company shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a person organized and existing under the laws of the U.S., any State thereof or the District of Columbia,

(2)the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company,
(3)immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and
(4)The Company shall deliver, or cause to be delivered, to the trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.
For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of the Company, which property, if held by the Company instead of such subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.
Notwithstanding the foregoing, (i) any subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to the Company or another subsidiary and (ii) the Company may merge with an affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing the Company in another state of the United States.
Events of Default
Each of the following constitutes an event of default with respect to a particular series of debt securities:
(1)a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise,
(2)our failure to pay interest on any debt security of such series within 30 days of when such amount becomes due and payable,
(3)our failure to comply with any of our covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below,
(4)certain events of bankruptcy, insolvency or reorganization affecting us with respect to such series, and
(5)any other event of default described as may be specified in the applicable prospectus supplement with respect to such series.
A default under clause (3) with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an event of default with respect to a particular series of debt securities (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us with respect to such series) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, plus accrued but unpaid interest to the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to us with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.
If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clause (3) (with respect to the restrictive covenants applicable to the debt securities of such series) or clause (5) (as it may be specified in the terms of the debt securities of such series).
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a particular series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(1)such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series,
(2)the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and
(3)the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

The indenture provides that if a default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must send, by first class mail (or, in the case of global debt securities, electronically through the procedures of the depositary for such global debt securities), to each holder of debt securities of such series notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interest of the holders of the debt securities of such series.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a written statement of an officer regarding compliance with the indenture. Within 30 days after the occurrence of any default or event of default, we are required to deliver to the trustee written notice in the form of an officer’s certificate a statement specifying its status and what actions we are taking or propose to take with respect thereto.
Modification and Waiver
Modifications and amendments of the indenture may be made by us for such series of debt securities and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by such modification or amendment.
No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,
•reduce the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,
•reduce the rate of or extend the time of payment for interest on such debt security,
•reduce the principal amount or extend the stated maturity of such debt security,
•reduce the redemption price of such debt security or add redemption provisions to such debt security,
•make such debt security payable in money other than that stated in the indenture or the debt security, or
•impair the right to receive, and to institute suit for the enforcement of, any payment with respect to such debt security.
Without the consent of any holder, we and the trustee may amend the indenture to, among other things, provide for the assumption by a successor of our obligations under the indenture as permitted thereunder; establish the forms or terms of debt securities of any series; provide for the issuance of additional debt securities of any series, subject to any limitations set forth in the terms of such series; add guarantees or security with respect to any series of debt securities or confirm and evidence the release, termination or discharge of any guarantee or security interest in accordance with the indenture; comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; conform the text of the indenture or the debt securities or any future subsidiary guarantees to any description thereof in this prospectus or any prospectus supplement and/or free writing prospectus; cure any ambiguity, omission, defect or inconsistency; add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt securities entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such debt security outstanding; or make any other change that does not adversely affect the rights of any holder in any material respect.
The holders of a majority in principal amount of the outstanding debt securities of a particular series affected may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may waive any past default with respect to such series under the indenture, except a default in the payment of accelerated principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Governing Law
Any issued debt securities and the indenture will be governed by the laws of the State of New York.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Defeasance
We may terminate at any time all our obligations with respect to the debt securities of a particular series and the indenture as it applies to such series, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series. We may also terminate at any time our obligations with respect to the restrictive covenants applicable to the debt securities of a particular series, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
The legal defeasance option or the covenant defeasance option with respect to the debt securities of a particular series may be exercised only if:
(1)we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the debt securities of such series to maturity that is sufficient (based on a certificate, report or opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States in the case of U.S. Government obligations) to pay principal and interest when due on all the debt securities of such series to maturity,
(2)no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities of such series resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),
(3)such legal defeasance or covenant defeasance does not constitute a default under any other material agreement binding us (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),
(4)in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:
(a)we have received from, or there has been provided by, the IRS a ruling, or

(b)since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,
(5)in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and
(6)we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, relating to the debt securities of such series have been complied with as required by the indenture.
Discharge of the Indenture
When (i) we deliver to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case we pay all other sums related to the debt securities of such series payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on our demand accompanied by an officer’s certificate and an opinion of counsel.
Subordination
We will describe in the applicable prospectus supplement and/or free writing prospectus the terms and conditions, if any, upon which any series of senior subordinated debt securities or junior subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
•the “senior indebtedness” with respect to the debt securities being offered;
•the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;
•the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and
•provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.
Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global debt securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global debt securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global debt security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole:
•by the depositary for such registered global debt security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global debt security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global debt security will be limited to persons that have accounts with the depositary for the registered global debt security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•upon the issuance of a registered global debt security, the depositary for the registered global debt security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global debt security beneficially owned by the participants;
•any underwriters, dealers or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global debt security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global debt securities.
So long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global debt security:
•will not be entitled to have the debt securities represented by a registered global debt security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global debt security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global debt security. Neither we nor the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global debt security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global debt security in whole or in part may be registered, in the name of any person other than the depositary for such registered global debt security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global debt security or has ceased to be a clearing agency registered under the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to debt securities of such series, (iii) we determine (subject to the depositary’s procedures) not to have the debt securities of such series represented by a global debt security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global debt security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global debt securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global debt securities, referred to as “bearer global debt securities.” We currently anticipate that we will deposit these bearer global debt securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global debt security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security, with respect to the portion of the series represented by a bearer global debt security.

Neither we nor the trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
None of the Company, or any underwriter, dealer, agent, trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
General
We may issue warrants for the purchase of shares of our Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•the offering price;
•the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•the number of warrants offered;
•the exercise price and the amount of securities you will receive upon exercise;
•the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•the rights, if any, we have to redeem the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•the name of the warrant agent; and
•any other material terms of the warrants.
After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:
•the title, aggregate number of shares of common stock purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•the date, if any, on and after which the rights will be separately transferable;
•the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS
We may issue units comprised of two or more of the securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units or the unit or other agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to a particular issue of units will describe, among other things:
•the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any other material provisions of the units or governing unit or other agreement, if any.

PLAN OF DISTRIBUTION
We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•through agents;
•to or through underwriters;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through brokers or dealers;
•directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or
•through a combination of any of these methods of sale.
Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers.
In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.
In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Common Stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS
Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon for us by Olshan Frome Wolosky LLP.

EXPERTS
The consolidated financial statements and schedule of Playboy, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at investors.playboy.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
•Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025;
•Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 4, 2020 (File No. 001-39312), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Common Stock included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2024; and
•Current Reports on Form 8-K, filed with the SEC on January 16, 2025, January 31, 2025, February 14, 2025, March 20, 2025, April 17, 2025, June 6, 2025, June 16, 2025 and June 25, 2025.
We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement) shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (310) 424-1800, or by sending a written request to Playboy, Inc., 10960 Wilshire Blvd., Suite 2200, Los Angeles, CA 90024, Attention: Secretary.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

Up to $15,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners
August 1, 2025